Exhibit 10.22
DIRECTOR COMPENSATION
(Effective as of July 1, 2008)
     The following table describes the standard arrangements pursuant to which non-employee directors of FirstMerit Corporation will be compensated for their services.

Annual Retainer	$27,000 annually

Audit Chair Retainer	$10,000 annually

Lead Independent Director Retainer	$60,000 annually and in addition to the Annual Retainer

Board Meeting Fees*	$2,000

Audit Committee Chair Meeting Fees*	$3,500

Audit Committee Meeting Fees*	$2,500

Risk Committee Chair Meeting Fees*	$3,500

Risk Committee Meeting Fees*	$2,500

Compensation Committee Chair Meeting Fees*	$3,100

Compensation Committee Meeting Fees*	$1,550

Nominating and Corporate Governance Committee Chair Meeting Fees*	$2,700

Nominating and Corporate Governance Committee Meeting Fees*	$1,350

Executive Committee Chair Meeting Fees*	$2,700

Executive Committee Meeting Fees*	$1,350

Telephonic Meeting Fees*	$750

Annual Restricted Share Award	$24,000 Restricted Share Value

New Director Restricted Share Award	$24,000 Restricted Share Value on the day after the effective date of the newly elected/appointed director.

*	Indicates fees paid on a per meeting basis.